Exhibit 23.1

[PARENT, MCLAUGHLIN & NANGLE LOGO]

Consent of Independent Registered Public Accounting Firm

Board of Directors

Mayflower Bancorp, Inc.

We hereby consent to incorporation by reference into this Registration Statement on Form S-8 filed by Mayflower Bancorp, Inc. of our report dated May 23, 2006, with respect to the consolidated statements of financial position of Mayflower Co-operative Bank and subsidiaries as of April 30, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the three years in the period ended April 30, 2006, which appears in the Annual Report on Form 10-K for the fiscal year ended April 30, 2006.

/s/ Parent, McLaughlin & Nangle
Certified Public Accountants, Inc.

Boston, Massachusetts

February 22, 2007

Parent, McLaughlin & Nangle

Certified Public Accountants, Inc.

160 Federal Street Boston, MA 02110-1713 617/426-9440 Fax No. 617/423-3955	100 Cummings Center Suite 335G Beverly, MA 01915-6106 978/921-0005 Fax No. 978/927-3428	85 Rangeway Road Forest Ridge Office Park, Bldg #1 Billerica, MA 01862-2105 978/663-9750 Fax No. 978/663-5151	Ten Commerce Way Raynham, MA 02767-1017 508/880-4955 Fax No. 508/823-6976

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